Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated June 24, 2008, except as to the commercial legal dispute described in Note 15(b), the repurchase of series A convertible preferred shares described in Note 15(d), the new exclusive advertising rights secured described in Note 15(e), the stock options grants described in Note 15(f), and 1,000-for-one stock split described in Note 15(g), which are as of July 23, 2008, relating to the combined financial statements of China Mass Media International Advertising Corp., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts”, “Summary Combined Financial and Operating Data” and “Selected Combined Financial and Operating Data” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

August 1, 2008